Exhibit 99.1

JOINT FILING AGREEMENT

This JOINT FILING AGREEMENT (this “Agreement”), is made and entered into as of July 21, 2016, by and between Future Fund Board of Guardians (“FFBG”) and Future Fund Investment Company No.4 Pty Ltd (“FF” and together with FFBG, the “FF Parties”).

The FF Parties hereby acknowledge and agree that the Statement on Schedule 13G to which this Agreement is attached as an exhibit (the “Statement”), relating to the common stock, $0.0001 par value per share, of Ardelyx, Inc., is filed with the Securities and Exchange Commission pursuant to Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, on behalf of each of the FF Parties and that any subsequent amendments to the Statement shall be filed on behalf of each of the FF Parties without the necessity of filing additional joint filing agreements. Each FF Party acknowledges that it shall be responsible for the timely filing of any such amendments and for the completeness and accuracy of the information concerning him or it contained herein and therein, but shall not be responsible for the completeness or accuracy of the information concerning the other FF Party, except to the extent it knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of the date first set forth above.

Executed by Future Fund Board of Guardians
by:

/s/ Paul Mann	/s/ Cameron Price
Signature of Authorised Signatory	Signature of Authorised Signatory

Paul Mann	Cameron Price
Name of Authorised Signatory	Name of Authorised Signatory

Executed by Future Fund Investment Company No.4 Pty Ltd by:

/s/ Paul Mann	/s/ Kylie Yong
Signature of Director	Signature of ~~Director~~ / Company Secretary

Paul Mann	Kylie Yong
Name of Director	Name of ~~Director~~ / Company Secretary